Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Gladstone Business Loan, LLC (organized in Delaware)

Defiance Integrated Technologies, Inc. (incorporated in Delaware)

TNCP Intermediate HoldCo, LLC